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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40434, 333-52334, and 333-98219) of Edwards Lifesciences Corporation of our report dated May 28, 2004 relating to the financial statements of the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan, which appears in this Form 11-K.

/s/  MOSS ADAMS LLP

Orange County, California
June 24, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM